Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(BASIS OF PRESENTATION DESCRIBED IN NOTE 1)

On April 14, 2022, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” or the “Buyer”), and Bighorn Asset Company, LLC (“Bighorn”) as seller, consummated the transactions contemplated in the Purchase and Sale Agreement dated January 30, 2022, by and among Earthstone, EEH and Bighorn (the “Bighorn Agreement”) that was previously reported on Form 8-K filed on February 2, 2022 with the Securities and Exchange Commission (“SEC”). In connection with the Bighorn Agreement, EEH deposited $50 million in cash into a third-party escrow account as a deposit pursuant to the Bighorn Agreement, which was credited against the purchase price upon closing of the Bighorn Acquisition. At the closing of the Bighorn Agreement, among other things, EEH acquired (the “Bighorn Acquisition”) interests in oil and gas leases and related property of Bighorn located in the Midland Basin, Texas, for a purchase price (the “Purchase Price”) of approximately $639.3 million in cash, net of preliminary and customary purchase price adjustments that remain subject to final post-closing settlement between EEH and Bighorn, and 5,650,977 shares (the “Shares” and such issuance, the “Stock Issuance”) of Class A common stock, par value $0.001 per share, of Earthstone (the “Class A Common Stock”). At the closing of the Bighorn Acquisition, 510,638 of the Shares (the “Escrow Shares”) were deposited in a stock escrow account for Bighorn’s indemnity obligations and 5,140,339 of the Shares (the “Closing Shares”) were issued to Bighorn Permian Resources, LLC (“Bighorn Permian”). The Bighorn Agreement contains customary representations and warranties for transactions of this nature.

Also, on April 14, 2022, Earthstone, EnCap Energy Capital Fund XI, L.P. (“EnCap Fund XI”), an affiliate of EnCap Investments L.P., and Cypress Investments, LLC (“Cypress” and collectively with EnCap Fund XI, the “Investors”), a fund managed by Post Oak Energy Capital, L.P., consummated the sale and issuance of 280,000 shares of newly authorized Series A convertible preferred stock, par value $0.001 per share, of Earthstone (the “Preferred Stock”), pursuant to that certain Securities Purchase Agreement dated as of January 30, 2022, by and among Earthstone and the Investors (the “SPA”) that was previously reported on Form 8-K filed on February 2, 2022 with the SEC. At the closing of the SPA, Earthstone issued 280,000 shares of Preferred Stock in exchange for cash proceeds, net of offering costs, of $278.7 million.

The Bighorn Acquisition was accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Bighorn Acquisition. Additionally, costs directly related to the Bighorn Acquisition are capitalized as a component of the purchase price. The operating results of Bighorn are consolidated in our financial statements beginning on the date of the closing of the Bighorn Acquisition. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Bighorn Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on February 18, 2022 with the SEC, on February 15, 2022, Earthstone completed the acquisition of the assets of Chisholm Energy Holdings, LLC (the “Chisholm Acquisition”). At the closing of the Chisholm Acquisition, among other things, EEH acquired interests in oil and gas leases and related property of Chisholm located in Lea County and Eddy County, New Mexico, for a purchase price consisting of approximately $390.0 million in cash, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between EEH and Chisholm, and 19,417,476 shares of Class A Common Stock.

The Chisholm Acquisition was accounted for as a business combination in accordance with ASC 805 using the acquisition method of accounting, with Earthstone identified as the acquirer. The preliminary allocation of the total purchase price in the Chisholm Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Chisholm Acquisition and include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on July 23, 2021 with the SEC, on July 20, 2021, Earthstone completed the acquisition of the assets of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (the “Tracker Acquisition”) and the acquisition of the assets of SEG-TRD LLC (“SEG-I”) and SEG-TRD II LLC (the “Sequel Acquisition”) providing unaudited pro forma condensed combined financial statements giving effect to the Tracker Acquisition and the Sequel Acquisition, as required by Item 9.01(b) of Form 8-K, both of which were accounted for as asset acquisitions in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, were recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Tracker Acquisition and the Sequel Acquisition were capitalized as a component of the purchase price.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, Earthstone completed the acquisition of all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of Independence Resources Holdings, LLC and Independence Manager (collectively, “Independence”) as contemplated in a purchase and sale agreement dated December 17, 2020 (the “Independence Acquisition”). On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the Independence Acquisition, as required by Item 9.01(b) of Form 8-K. The Independence Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Bighorn Acquisition as if it had been completed on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 gives effect to the Chisholm Acquisition and the Bighorn Acquisition as if they had been completed on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Independence Acquisition, the Tracker Acquisition, the Sequel Acquisition, the Chisholm Acquisition and the Bighorn Acquisition (collectively, the “Acquisitions”) as if they had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Bighorn Acquisition actually been consummated on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 does not purport to represent what Earthstone’s results of operations would have been had the Chisholm Acquisition and the Bighorn Acquisition actually been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 does not purport to represent what Earthstone’s results of operations would have been had the Acquisitions actually been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information may not be indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been derived from and should be read in conjunction with:

•the historical consolidated balance sheet of Earthstone as of March 31, 2022 included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022; and
•the consolidated balance sheet of Bighorn Permian Resources, LLC as of March 31, 2022 included in this report.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been derived from:

•the unaudited historical condensed consolidated statement of operations of Earthstone for the three months ended March 31, 2022 included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;

•the unaudited historical condensed consolidated statement of operations of Bighorn Permian Resources, LLC for the three months ended March 31, 2022 included in this report; and
•the unaudited historical condensed consolidated statement of operations of Chisholm Energy Holdings, LLC for the period January 1, 2022 through February 15, 2022, based on the allocated number of days from the entire period’s results.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been derived from:

•the historical consolidated statement of operations of Earthstone for the year ended December 31, 2021 included in its Annual Report on Form 10-K for year ended December 31, 2021;
•the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from that period’s results;
•the historical consolidated statement of operations of Bighorn Permian Resources, LLC for the year ended December 31, 2021 included in this report;
•the historical consolidated statement of operations of Chisholm Energy Holdings, LLC for the year ended December 31, 2021 included in this report;
•the unaudited historical condensed consolidated statement of operations of Tracker for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.1 to Earthstone’s Current Report on Form 8-K filed with the SEC on January 14, 2022);
•the unaudited historical statements of revenues and direct expenses of Sequel for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.2 to Earthstone’s Current Report on Form 8-K filed with the SEC on January 14, 2022);
•the unaudited historical condensed consolidated statement of operations of Tracker for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results; and
•the unaudited historical statements of revenues and direct expenses of Sequel for the period July 1, 2021 through July 20, 2021, based on the allocated number of days from the entire month’s results.

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2022
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Bighorn Historical	Transaction Accounting Adjustments		Earthstone Pro Forma as Adjusted
Current assets:
Cash	$482	$14,976	$(14,976)	(a)	$482

Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	98,182	53,847	(53,847)	(a)	98,182
Joint interest billings and other, net of allowance	11,980	4,547	(4,547)	(a)	11,980
Due from affiliates	—	21,533	(21,533)	(a)	—
Derivative asset	1,849	—	—		1,849
Prepaid expenses and other current assets	4,440	7,828	(7,828)	(a)	5,267
			827	(b)
Total current assets	116,933	102,731	(101,904)		117,760

Oil and gas properties, successful efforts method:
Proved properties	2,278,496	865,626	(107,685)	(c)	3,036,437
Unproved properties	280,805	—	—		280,805
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	2,564,683	865,626	(107,685)		3,322,624

Accumulated depreciation, depletion, amortization and impairment	(429,743)	(67,072)	67,072	(c)	(429,743)
Net oil and gas properties	2,134,940	798,554	(40,613)		2,892,881

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	2,389	703	(703)	(a)	2,389
Derivative asset	5,810	—	—		5,810
Operating lease right-of-use assets	2,310	—	—		2,310
Other noncurrent assets	58,889	83	(83)	(a)	17,659
			(50,000)	(d)
			8,770	(e)
TOTAL ASSETS	$2,321,271	$902,071	$(184,533)		$3,038,809
LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$69,749	$21,749	$(21,749)	(a)	89,836
			8,770	(e)
			11,317	(f)
Revenues and royalties payable	52,167	—	—		52,167
Accrued expenses	39,179	—	—		39,179
Deferred acquisition payment - Chisholm	70,000	—	—		70,000
Asset retirement obligation	609	—	—		609
Derivative liability	150,055	58,685	(58,685)	(a)	150,055
Advances	2,447	—	—		2,447
Operating lease liabilities	747	—	—		747
Other current liabilities	630	—	—		630
Total current liabilities	385,583	80,434	(60,347)		405,670

Noncurrent liabilities:
Long-term debt	624,229	62,802	(62,802)	(g)	924,967
			312,055	(g)
			(11,317)	(f)
Deferred tax liability	14,404	—	—		14,404
Asset retirement obligation	21,509	27,777	(14,583)	(h)	34,703
Derivative liability	21,775	52,948	(52,948)	(a)	21,775
Suspense payable	—	17,536	(17,536)	(a)	27,062
			27,062	(i)
Warrant liability	—	30,512	(30,512)	(a)	—
Operating lease liabilities	1,725	—	—		1,725
Other noncurrent liabilities	9,744	—	—		9,744
Total noncurrent liabilities	693,386	191,575	149,419		1,034,380

Equity:
Members' Equity	—	630,062	(630,062)	(j)	—
Preferred stock	—	—	—	(k)	—
Class A common stock	73	—	6	(l)	79
Class B common stock	34	—	—		34
Additional paid-in capital	967,093	—	77,751	(l)	1,323,544
			278,700	(k)
Accumulated deficit	(193,252)	—	—		(193,252)
Total Earthstone Energy, Inc. stockholders’ equity	773,948	630,062	(273,605)		1,130,405
Noncontrolling interest	468,354	—	—		468,354
Total equity	1,242,302	630,062	(273,605)		1,598,759

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,321,271	$902,071	$(184,533)	$3,038,809

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(In thousands, except share and per share amounts)

	Earthstone Historical	Chisholm Holdings Historical (1/1/22 - 2/15/22)	Bighorn Historical	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$196,150	$36,005	$161,901	$—		$394,056
Total revenues	196,150	36,005	161,901	—		394,056

OPERATING COSTS AND EXPENSES
Lease operating expense	21,631	5,503	26,233	—		53,367
Production and ad valorem taxes	13,315	2,948	10,582	—		26,845
Depreciation, depletion, amortization and accretion	34,723	7,140	14,512	7,902	(m)	64,277
General and administrative expense	12,306	—	6,439	—		18,745
Transaction costs	10,742	—	—	(10,299)	(u)	443
Exploration expense	92	—	—	—		92
Total operating costs and expenses	92,809	15,591	57,766	(2,397)		163,769

Income from operations	103,341	20,414	104,135	2,397		230,287

OTHER INCOME (EXPENSE)
Interest expense, net	(5,318)	—	(1,382)	(17,034)	(n)	(25,016)
				(1,282)	(o)
Loss on derivative contracts, net	(151,480)	—	(55,276)	—		(206,756)
Other income (expense), net	47	—	50	—		97
Total other income (expense)	(156,751)	—	(56,608)	(18,316)		(231,675)

(Loss) income before income taxes	(53,410)	20,414	47,527	(15,919)		(1,388)
Income tax benefit (expense)	1,533	—	(830)	(688)	(p)	15
Net (loss) income	$(51,877)	$20,414	$46,697	$(16,607)		$(1,373)

Less: Net (loss) income attributable to noncontrolling interests	(18,399)	—	—	18,058	(q)	(341)

Net (loss) income attributable to Earthstone Energy, Inc. common stockholders	$(33,478)	$20,414	$46,697	$(34,665)	$(1,032)

Net loss per common share:
Basic	$(0.53)				$(0.01)
Diluted	$(0.53)				$(0.01)

Weighted average common shares outstanding:
Basic	63,445,649			40,584,940	104,030,589
Diluted	63,445,649			40,584,940	104,030,589

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical (1/1/21 - 7/19/21)	Sequel Historical (1/1/21 - 7/19/21)	Chisholm Historical	Bighorn Historical	Transaction Accounting Adjustments		Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$419,643	$1,696	$17,365	$21,680	$216,463	$508,438	$—		$1,185,285
Unrealized loss - commodity derivatives	—	(1,861)	—	—	—	—	1,861	(r)	—
Total revenues	419,643	(165)	17,365	21,680	216,463	508,438	1,861		1,185,285

OPERATING COSTS AND EXPENSES
Lease operating expense	49,321	423	2,341	1,970	37,858	104,037	—		195,950
Production and ad valorem taxes	26,409	135	1,063	1,652	19,088	29,666	—		78,013
Depreciation, depletion, amortization and accretion	107,432	578	4,112	—	71,148	61,259	11,067	(m)	255,596
Impairment expense	—	—	—	—	114,907	—	(114,907)	(s)	—
General and administrative expense	41,922	185	1,969	—	10,107	37,121	29	(r)	91,333
Equity-based compensation	—	29	—	—	—	—	(29)	(r)	—
Transaction costs	4,875	—	—	—	—	—	10,299	(u)	15,174
Exploration expense	341	—	100	—	50	4	—		495
Total operating costs and expenses	230,300	1,350	9,585	3,622	253,158	232,087	(93,541)		636,561

Gain on sale of oil and gas properties	738	—	—	—	—	—	—		738

Income (loss) from operations	190,081	(1,515)	7,780	18,058	(36,695)	276,351	95,402		549,462

OTHER INCOME (EXPENSE)
Interest expense, net	(10,796)	(127)	(594)	—	(11,789)	(11,182)	(39,609)	(n)	(79,226)
							(5,129)	(o)
Loss on derivative contracts, net	(116,761)	—	(3,069)	—	(78,293)	(173,638)	(1,861)	(r)	(373,622)
Other income (expense), net	841	—	1,627	—	(539)	(5,081)	—		(3,152)
Reorganization items, net						703,747	(703,747)	(t)	—
Total other income (expense)	(126,716)	(127)	(2,036)	—	(90,621)	513,846	(750,346)		(456,000)

Income (loss) before income taxes	63,365	(1,642)	5,743	18,058	(127,316)	790,197	(654,944)		93,462

Income tax (expense) benefit	(1,859)	10	—	—	(3)	(1,300)	(655)	(p)	(3,807)
Net income (loss)	$61,506	$(1,632)	$5,743	$18,058	$(127,319)	$788,897	$(655,599)		$89,655

Less: Net income (loss) attributable to noncontrolling interests	26,022	—	(44)	—	—	10,351	(12,552)	(q)	23,777
Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$35,484	$(1,632)	$5,787	$18,058	$(127,319)	$778,546	$(643,047)		$65,878

Net income per common share:
Basic	$0.75								$0.69
Diluted	$0.71								$0.67

Weighted average common shares outstanding:
Basic	47,169,948						48,163,881		95,333,829
Diluted	49,952,093						48,163,881		98,115,974

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn. The Bighorn Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying assets acquired, on a relative fair value basis, is recorded on our books as of the date of the closing of the Bighorn Acquisition. Additionally, costs directly related to the Bighorn Acquisition are capitalized as a component of the purchase price.

Presented in the Pro Forma Financial Statements are the combined impact of the Independence Acquisition, Tracker Acquisition, Sequel Acquisition, Chisholm Acquisition and Bighorn Acquisition (the “Acquisitions”). The Tracker Acquisition, Sequel Acquisition and Bighorn Acquisition were accounted for as asset acquisitions in accordance with ASC 805 and the Independence Acquisition and Chisholm Acquisition were accounted for as business combinations in accordance with ASC 805. Certain transaction accounting adjustments have been made in order to show the effects of the Acquisitions in the Pro Forma Financial Statements. The accounting adjustments related to the Bighorn Acquisition are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The accounting adjustments described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The Pro Forma Financial Statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Acquisitions had occurred on the dates described in the Pro Forma Financial Statements, and they may not be indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn for the periods presented.

The pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Bighorn Acquisition as if it had been completed on March 31, 2022. The pro forma condensed combined statement of operations for the three months ended March 31, 2022 gives effect to the Chisholm Acquisition and the Bighorn Acquisition as if they had been completed on January 1, 2021. The pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Acquisitions as if they had been completed on January 1, 2021.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of Independence, Tracker, Sequel, Chisholm and Bighorn presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Bighorn Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone were initially recorded as follows (in thousands, except share amounts and stock price):

Consideration:
Shares of Earthstone Class A Common Stock issued	5,650,977
Earthstone Class A Common Stock price as of April 14, 2022	$13.76
Class A Common Stock consideration	77,757
Cash consideration (1)	639,346
Direct transaction costs (2)	1,409
Total consideration transferred	$718,512

Fair value of assets acquired:
Current assets	$827
Oil and gas properties	757,941
Amount attributable to assets acquired	$758,768

Fair value of liabilities assumed:
Suspense payable	27,062
Noncurrent liabilities - ARO	13,194
Amount attributable to liabilities assumed	$40,256

(1)Includes preliminary customary purchase price adjustments.
(2)Represents $1.4 million of estimated transaction costs associated with the Bighorn Acquisition which have been capitalized in accordance with ASC 805-50.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and for the year ended December 31, 2021:

(a)        Adjustment to remove items not acquired as part of the Acquisitions.
(b)        Adjustment to reflect current assets acquired in accordance with the terms of the Bighorn Acquisition agreement.
(c)        Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Bighorn's oil and gas properties as of March 31, 2022 and to reflect the Bighorn Assets acquired, on a relative fair value basis.

(d)        Adjustment to remove the $50.0 million deposit related to the Bighorn Acquisition which would have been applied to the purchase price had the transaction occurred on January 1, 2021.
(e)        Adjustment to reflect deferred financing costs related to Earthstone's revolving credit facility to be recorded in connection with the Acquisitions, net of amortization.
(f)        Adjustment to reflect financing costs related to high yield notes payable to be recorded in connection with the Acquisitions.
(g)        Adjustment to reflect the elimination of outstanding historical debt of Bighorn and record new borrowings related to the cash consideration used in the Bighorn Acquisition.
(h)        Adjustment to the historical book value of the asset retirement obligation of Bighorn as of March 31, 2022 to reflect liabilities incurred, on a relative fair value basis, in accordance with the Acquisition Method.
(i)        Adjustment to reflect the revenue suspense liability assumed in accordance with the terms of the Bighorn Acquisition agreement.
(j)        Adjustment to reflect the elimination of the Members’ Equity of Bighorn.
(k)        Adjustment to reflect the issuance of 280,000 shares of Preferred Stock with proceeds of $278.7 million, net of issuance cost, for which the par value rounds to zero herein.
(l)        Adjustment to reflect the issuance of 5,650,977 shares of Class A Common Stock pursuant to the Bighorn Acquisition agreement.
(m)        Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2021 and the properties were adjusted in accordance with ASC 805.
(n)        Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Acquisitions.
(o)        Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(p)        Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2021. The income tax rates used in calculating the tax impact of the adjustments recorded to the pro forma condensed combined statements of operations presented herein included a statutory federal income tax rate of 21%, a statutory Texas Margin tax rate of 0.75%, and a statutory New Mexico income tax rate of 0.75%, which represent the statutory rates in effect in those jurisdictions during the periods presented.
(q)        Adjustments to reflect the estimated incremental Net income (loss) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2021.
(r)        Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(s)        Adjustment to reverse the historical asset impairments because, based on the purchase price contemplated by the Acquisitions, no impairments would have been recorded.
(t)        Adjustment to reverse the historical reorganization items as no such items would have been recorded had the Bighorn Acquisition occurred on January 1, 2021.
(u)        Represents nonrecurring transaction costs related to the Acquisitions that were incurred by Earthstone in 2022 that are assumed to be incurred on January 1, 2021, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. The reserve information of Chisholm was prepared by Chisholm management. The reserve information of Bighorn was prepared by Bighorn management. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn.

	As of December 31, 2021
	Earthstone (1)	Chisholm	Bighorn	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	35,825	12,693	29,176	77,694
Natural Gas (MMcf)	190,999	36,475	373,519	600,993
Natural Gas Liquids (MBbl)	25,918	4,623	46,406	76,947
Total (MBoe)(3)	93,576	23,395	137,835	254,806
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	25,251	24,048	26,919	76,218
Natural Gas (MMcf)	93,882	54,634	118,676	267,192
Natural Gas Liquids (MBbl)	13,114	7,482	14,744	35,340
Total (MBoe)(3)	54,012	40,636	61,442	156,090
Estimated Proved Reserves:
Oil (MBbl)	61,075	36,741	56,096	153,912
Natural Gas (MMcf)	284,881	91,109	492,195	868,185
Natural Gas Liquids (MBbl)	39,031	12,105	61,150	112,286
Total (MBoe)(3)	147,586	64,031	199,277	410,894
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.7% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2021 for Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2021. The Independence, Tracker, Sequel, Chisholm and Bighorn oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2021.

	Year Ended December 31, 2021
	Earthstone (1)	Independence (2)	Tracker (3)	Sequel (3)	Chisholm	Bighorn	Combined
Oil (MBbl)	4,381	28	123	165	2,611	3,400	10,708
Natural Gas (MMcf)	14,505	52	1,686	2,014	6,255	36,100	60,612
Natural Gas Liquids (MBbl)	2,257	10	210	245	810	4,527	8,059
Total (MBoe)(4)	9,055	47	614	746	4,464	13,944	28,870
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.7% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) Based on the pro rata allocation of 6 days of January 2021 production from internal reports..
(3) Includes the pro rata allocation of 19 days of July 2021 production from internal reports.
(4) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker, Sequel, Chisholm and Bighorn as of December 31, 2021. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2021
	Earthstone (1)	Chisholm	Bighorn	Combined
Future cash inflows	$6,042,508	$3,091,008	$7,092,259	$16,225,775
Future production costs	(1,641,130)	(1,085,242)	(2,538,595)	(5,264,967)
Future development costs	(470,008)	(381,580)	(658,724)	(1,510,312)
Future income tax expense	(381,663)	—	(37,234)	(418,897)
Future net cash flows	3,549,707	1,624,186	3,857,706	9,031,599
10% annual discount for estimated timing of cash flows	(1,731,335)	(738,765)	(2,027,670)	(4,497,770)
Standardized measure of discounted future net cash flows	$1,818,372	$885,421	$1,830,036	$4,533,829
(1) As of December 31, 2021, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 24.7% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.